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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of PECO II, Inc. on Form S-8 of our report dated March 2, 2000 (except with respect to the matters discussed in Notes 4, 8, 9, 10, 14 and 15 as to which the date is August 16,
2000) included in the prospectus of PECO II, Inc. dated August 17, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933 on August 18, 2000 and to all references to our Firm included in this registration statement.

                                             /s/  Arthur Andersen LLP
Cleveland, Ohio
October 26, 2000.